UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2019

 XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 5, 2019, Xylem Inc. (the “Company”), as borrower, entered into a Five-Year Revolving Credit Facility Agreement (the “2019 Credit Agreement”), a senior unsecured revolving credit facility, in an aggregate principal amount of up to $800,000,000 (available in U.S. dollars and in Euros), with a syndicate of lenders arranged by Citibank, N.A., BNP Paribas Securities Corp., ING Bank N.V., Dublin Branch, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, as Lead Arrangers and Joint Bookrunners, and with Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A, as Syndication Agent, ING Capital LLC, as Sustainability Coordinator, and BNP Paribas and Wells Fargo Bank, National Association, as Documentation Agents. The 2019 Credit Agreement provides for increases of up to $200,000,000 for a maximum aggregate principal amount of $1,000,000,000 at the request of the Company and with the consent of the institutions providing such increased commitments. The facility made available by the 2019 Credit Agreement will be used for working capital and other general corporate purposes.

Interest on all loans under the 2019 Credit Agreement is payable either quarterly or at the expiration of any LIBOR or EURIBOR interest period applicable thereto. Borrowings accrue interest at a rate equal to, at the Company’s election, a base rate or an adjusted LIBOR or EURIBOR rate plus an applicable margin. The 2019 Credit Agreement includes a pricing grid that determines the applicable margin based on the Company's credit rating, with a further adjustment depending on the Company’s annual Sustainalytics Environmental, Social and Governance score. The Company will also pay quarterly fees to each lender for such lender’s commitment to lend accruing on such commitment at a rate based on the credit rating of the Company, whether such commitment is used or unused, as well as a quarterly letter of credit fee accruing on the letter of credit exposure of such lender during the preceding quarter at a rate based on the credit rating of the Company (as adjusted for the Environmental, Social and Governance score).

The 2019 Credit Agreement requires the Company to maintain a consolidated total debt to consolidated EBITDA ratio, which will be based on the last four fiscal quarters.

The 2019 Credit Agreement also contains a number of customary covenants, including limitations on the incurrence of secured debt and debt of subsidiaries, liens, sale and lease-back transactions, mergers, consolidations, liquidations, dissolutions and sales of assets. The 2019 Credit Agreement also contains customary events of default.

The Company has the ability to designate subsidiaries that can borrow under the 2019 Credit Agreement, subject to certain requirements and conditions set forth in the 2019 Credit Agreement.

No borrowings are outstanding under the 2019 Credit Agreement on the date hereof.

The foregoing summary is qualified in its entirety by reference to the 2019 Credit Agreement, a copy of which is attached hereto as Exhibit 10.34 and is incorporated herein by this reference.

Item 1.02.    Termination of a Material Definitive Agreement

In connection with entering into the 2019 Credit Agreement, on March 5, 2019 the Company terminated the Five-Year Revolving Credit Facility Agreement, dated as of March 27, 2015 (the “2015 Credit Agreement”), among the Company, certain lenders and Citibank, N.A. as Administrative Agent, which provided for a senior unsecured $600,000,000 revolving credit facility. The 2015 Credit Agreement provided for increases of up to $200,000,000 for a maximum aggregate principal amount of $800,000,000 at the request of the Company and with the consent of the institutions providing such increased commitments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this report is incorporated by reference into this Item 2.03

Item 8.01    Other Events

On March 5, 2019, the Company issued a press release announcing its entry into the 2019 Credit Agreement and termination of the 2015 Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits
(d)  Exhibits.

Exhibit No.    Description

10.34	Five-Year Revolving Credit Facility Agreement, dated as of March 5, 2019 among Xylem Inc. and the Lenders party thereto

99.1	Press Release issued by Xylem Inc. on March 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: March 5, 2019	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
SVP, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.34	Five-Year Revolving Credit Facility Agreement, dated as of March 5, 2019 among Xylem Inc. and the Lenders party thereto.
99.1	Press Release issued by Xylem Inc. on March 5, 2019.